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                                  EXHIBIT 5.1

                 OPINION OF BLANK ROME COMISKY & MCCAULEY LLP

            (ON BLANK ROME COMISKY & MCCAULEY LLP LETTERHEAD)

                            February 19, 1998

SunGard Data Systems, Inc.

1285 Drummers Lane

Wayne, PA 19087

RE: SunGard Data Systems, Inc. Registration Statement on Form S-4

Gentlemen:

  We have acted as counsel to SunGard Data Systems, Inc.. (the "Company") in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the offer and sale of up to 4,205,236 shares of common stock, par value $0.01 per share (the "Common Stock"), by the Company in connection with the proposed acquisition of Rolfe & Nolan Plc. This opinion is furnished pursuant to the requirements of
Item 601(b)(5) of Regulation S-K.

  In rendering this opinion, we have examined only the following documents:
(i) the Company's Amended and Restated Certificate of Incorporation and Bylaws, (ii) resolutions adopted by the Board of Directors of the Company relating to the transactions contemplated by the Registration Statement, and
(iii) the Registration Statement. We have not performed any independent investigation other than the document examination described above. Our opinion is therefore qualified in all respects by the scope of that document examination. We have assumed and relied on the truth, completeness, authenticity and due authorization of all documents, and records examined and the genuineness of all signatures. This opinion is limited to the laws of the State of Delaware.

  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock of the Company which are being offered and sold by the Company pursuant to the Registration Statement, when issued in the manner contemplated by the Registration Statement, will be legally issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement.

Sincerely,

/s/ Blank Rome Comisky & McCauley
 LLP

BLANK ROME COMISKY & McCAULEY LLP